AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Amendment ("Amendment") to Loan and Security Agreement is dated December 21, 2012, and entered into by and between Entrepreneur Growth Capital LLC ("Lender"), and Bioanalytical Systems, Inc. ("Borrower").

WHEREAS, Lender and Borrower have entered into a Loan and Security Agreement, as may have been amended from time to time (the "Loan Agreement") dated on or about January 11, 2010; and

WHEREAS, Borrower has failed to meet the tangible net worth covenant and has requested that Lender waive compliance and to also permanently re-set the tangible net worth covenant for future periods; and

WHEREAS, Lender has agreed to waive Borrower’s compliance to meet the tangible net worth covenant and to also permanently re-set the tangible net worth covenant for future periods.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

I.          DEFINITIONS

A.          Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

II.          AMENDMENTS and agreements

A.          Amendment to Section 4.15, Net Worth Covenant. Section 4.15 shall be, and the same is hereby amended by re-stating the tangible net worth covenant to be not less than $8,000,000.00. The foregoing amendment to Section 4.15 shall be effective as of January 1, 2013.

B.          Waiver. Lender hereby waives Borrower’s compliance with the tangible net worth covenant for all periods up to and including the period ending December 31, 2012.

III.        MISCELLANEOUS

A.          Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by Lender):

(i)	there shall have occurred no material adverse change in the business, operations, financial conditions, profits or prospects, or in the Collateral of the Borrower;

(ii)	Borrower shall have executed and delivered such other documents and instruments as Lender may require;

(iii)	Borrower shall have paid Lender a fee in the amount of $15,000.00 as consideration for the consent and execution of the Amendment.

(iv)	all corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

B.          Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement, are ratified and confirmed and shall continue in full force and effect.

C.          Corporate Action. The execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

D.          Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.          Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns.

F.          Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. An executed facsimile of this Amendment shall be deemed to be a valid and binding agreement between the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

Entrepreneur Growth Capital LLC,
as Lender

By:
Name:	Charles L. Bert
Title:	Vice President

BIOANALYTICAL SYSTEMS, INC.,
as Borrower

By:
Name:	Jacqueline M. Lemke
Title:	Interim President

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